UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 12, 2018, Orexigen Therapeutics, Inc. (the “Company,” “us” or “we”) filed a voluntary petition for bankruptcy protection (the “Petition”) under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (Case No. 18-10518). On March 12, 2018, we received notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Staff had determined that the filing of the Petition served as an additional basis for delisting the Company’s securities from Nasdaq in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM 5101-1. The Staff further indicated that the Nasdaq Hearings Panel (the “Panel”) would consider the filing of the Petition in its decision regarding the Company’s continued listing on The Nasdaq Global Select Market and requested that the Company present its views with respect to this additional deficiency no later than March 19, 2018. We do not believe that we will be in a position to submit materials sufficient to satisfy the Panel with respect to this additional deficiency and thus expect, in the relatively near term, to receive a delist determination from the Panel and the subsequent suspension of trading of the Company’s securities on The Nasdaq Global Select Market.

As previously reported, on June 28, 2017, we received a letter from the Staff notifying us that the Company (i) failed to satisfy the continuing listing requirement of Nasdaq Listing Rule 5450(b)(2)(A) (the “Market Value Standard”), which requires a market value of listed securities of at least $50 million for the previous 30 consecutive trading days, and (ii) did not satisfy the alternative listing requirements of Nasdaq Listing Rule 5450(b)(3)(A), which requires total assets and total revenues of at least $50 million each for the most recently completed fiscal year or two of the three most recently completed fiscal years. In accordance with the Nasdaq Listing Rules, we were granted a period of 180 calendar days in which to regain compliance. On December 27, 2017, we received notice from the Staff indicating that, based upon the Company’s continued non-compliance with the Market Value Standard, the Company’s securities were subject to delisting from The Nasdaq Global Select Market unless we timely requested a hearing before the Panel. The Company attended a hearing before the Panel on February 8, 2018, at which it presented its plan to regain compliance with the applicable requirements for continued listing and requested an extension of time in which to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date:	March 15, 2018	By:	/s/ Thomas P. Lynch
		Name:	Thomas P. Lynch
		Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary